Exhibit 10.6

LEASE AGREEMENT BETWEEN

RIATA HOLDINGS, L.P.,

AS LANDLORD, AND

VERACYTE, INC.,

AS TENANT

DATED NOVEMBER 28, 2012

RIATA CORPORATE PARK

12357 A RIATA TRACE PARKWAY, BUILDING 5

AUSTIN, TEXAS 78727

BASIC LEASE INFORMATION

Lease Date:	November 28, 2012

Landlord:	RIATA HOLDINGS, L.P., a Delaware limited partnership doing business in Texas as Riata Austin Holdings, L.P.

Tenant:	VERACYTE, INC., a Delaware corporation

Premises:

Suite No. 100 and Suite No. 110, containing in the aggregate 10,364 rentable square feet, in the building commonly known as 12357 A Riata Trace Parkway, Building 5 (the “Building”), and whose street address is 12357 A Riata Trace Parkway, Building 5, Austin, TX 78727. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Project is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operations thereof.

Term:

66 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 66th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:

The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto), or (d) February 1, 2013 (subject to extension for each Landlord Delay Day, as defined in Exhibit D hereto).

Basic Rent:	Subject to the abatement of Basic Rent provided below, Basic Rent shall be the following amounts for the following periods of time:

		Annual Basic Rent Rate Per Rentable
	Lease Months	Square Foot in the Premises		Monthly Basic Rent
	1 — 12*	$18.50	*	$15,977.83	*
	13 — 24	$19.25		$16,625.58
	25 — 36	$20.00		$17,273.33
	37 — 48	$20.75		$17,921.08
	49 - 66	$21.50		$18,568.83

* Notwithstanding anything in the Basic Rent schedule above to the contrary, Basic Rent shall be abated during the first six months of the Term, e.g., if the Commencement Date is January 15, 2013, Basic Rent shall be abated until July 14, 2013. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent, after-hours HVAC charges, etc., shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

RIATA CORPORATE PARK
12357 A RIATA TRACE PARKWAY, BUILDINGS
AUSTIN, TEXAS 78727

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Security Deposit:	$75,138.99 (equal to the estimated gross Rent for the first three Lease Months, disregarding any rental abatement).

Additional Rent:	Tenant’s Proportionate Share of Operating Costs, Taxes and Electrical Costs.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:

General office use, including limited medical diagnostic laboratory use not involving live animals, incompliance with all Laws and in compliance with Section 9 of the Lease. Tenant shall be solely responsible for ensuring that its intended uses in the Building are permitted by Law; provided that Landlord shall not initiate any zoning change during the Term that would affect the compliance of the Permitted Use with all Laws.

Tenant’s Proportionate Share:

11.05%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 93,828 rentable square feet in the Project. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Project set forth above is conclusive and shall be binding upon them.

Tenant’s Address:	Prior to Commencement Date:	Following Commencement Date:

	Veracyte, Inc.	Veracyte, Inc.
	7000 Shoreline Ct. Suite 250	12357 A Riata Trace Parkway, Building 5, Suite 100
	South San Francisco, CA 94080	Austin, TX 78727
	Attention: Chief Financial Officer	Attention: [To be determined pursuant to Exhibit E hereto.]
	Telephone: 650.243.6300	Telephone: [To be determined pursuant to Exhibit E hereto.]
	Facsimile: 650.243.6301	Facsimile: [To be determined pursuant to Exhibit E hereto.]

Landlord’s Address:	For all Notices:	With a copy to:

	Riata Holdings, L.P.	Riata Holdings, L.P.
	c/o Spear Street Capital	c/o Spear Street Capital
	One Market Plaza, Spear Tower, Suite 4125	One Market Plaza, Spear Tower, Suite 4125
	San Francisco, CA 94105	San Francisco, CA 94105
	Attention: John S. Grassi - Riata	Attention: Asset Manager - Riata
	Telephone: 415.222.7420	Telephone: 415.222.7420
	Facsimile: 415.856.0348	Facsimile: 415.856.0348

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

	14.4	Award	17

15.	FIRE OR OTHER CASUALTY		17
	15.1	Repair Estimate	17
	15.2	Tenant’s Rights	17
	15.3	Landlord’s Rights	17
	15.4	Repair Obligation	17
	15.5	Abatement of Rent	18

16.	PERSONAL PROPERTY TAXES		18

17.	EVENTS OF DEFAULT		18
	17.1	Payment Default	18
	17.2	Abandonment	18
	17.3	Estoppel; Subordination; Financial Reports	18
	17.4	Insurance	18
	17.5	Mechanic’s Liens	18
	17.6	Other Defaults	19
	17.7	Inśolvency	19

18.	REMEDIES		19
	18.1	Termination of Lease	19
	18.2	Termination of Possession	19
	18.3	Perform Acts on Behalf of Tenant	19
	18.4	Suspension of Services	19
	18.5	Alteration of Locks	19

19.	PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES; MITIGATION OF DAMAGE		20
	19.1	Payment by Tenant	20
	19.2	No Waiver	20
	19.3	Cumulative Remedies	20
	19.4	Mitigation of Damage	20

20.	LANDLORD’S LIEN		21

21.	SURRENDER OF PREMISES		21

22.	HOLDING OVER		22

23.	CERTAIN RIGHTS RESERVED BY LANDLORD		23
	23.1	Building Operations	23
	23.2	Security	23
	23.3	Prospective Purchasers and Lenders	23
	23.4	Prospective Tenants	23

24.	SUBSTITUTION SPACE		23

25.	MISCELLANEOUS		23
	25.1	Landlord Transfer	23
	25.2	Landlord’s Liability	23
	25.3	Force Majeure	24
	25.4	Brokerage	24
	25.5	Estoppel Certificates	24
	25.6	Notices	24
	25.7	Separability	24
	25.8	Amendments; Binding Effect; No Electronic Records	24
	25.9	Counterparts	25
	25.10	Quiet Enjoyment	25
	25.11	No Merger	25
	25.12	No Offer	25
	25.13	Entire Agreement; No Reliance	25

RIATA CORPORATE PARK
12357 A RIATA TRACE PARKWAY, BUILDINGS
AUSTIN, TEXAS 78727

	25.14	Waiver of Jury Trial	25
	25.15	Governing Law	25
	25.16	Recording	25
	25.17	Water or Mold Notification	25
	25.18	Joint and Several Liability	26
	25.19	Financial Reports	26
	25.20	Landlord’s Fees	26
	25.21	Telecommunications	26
	25.22	Confidentiality	26
	25.23	Authority	27
	25.24	Hazardous Materials	27
	25.25	List of Exhibits	27
	25.26	Determination of Charges	27
	25.27	Prohibited Persons and Transactions	27
	25.28	Waiver of Consumer Rights	28

26.	OTHER PROVISIONS		28
	26.1	Signage	28
	26.2	Early Entry by Tenant	28
	26.3	Rooftop Equipment	28
	26.4	Generator and UPS System	30
	26.5	Existing Security System	31

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LIST OF DEFINED TERMS

Page No.

Additional Rent	ii
Affiliate	1
Approved Janitorial Contractor	10
Architect	1
Auxiliary Power Equipment	30
Basic Lease Information	1
Basic Rent	i
Building	i
Building’s Structure	1
Building’s Systems	1
Casualty	17
Collateral	21
Commencement Date	i
Corporate Debt Rating	13
Corporate Debt Rating Requirement	13
Damage Notice	17
Default Rate	5
Disabilities Acts	10
Electrical Costs	4
Estimated Delivery Date	1
Event of Default	18
Existing Security System	31
GAAP	13
Generator	30
Hazardous Materials	27
HVAC	5
including	1
Land	i
Landlord	i
Landlord Delay Day	2
Landlord’s Mortgagee	16
Law	1
Laws	1
Lease	1
Lease Date	i
Lease Month	ii
Loss	15
Mandatory Removal Items	23
Monetary Event of Default	1
Moody’s	13
Mortgage	15
Mortgage Default	16
negotiating to lease space	11
Non-Standard Alterations	22
OFAC	28
Operating Costs	2
Parking Area	1
Permitted Alterations	7
Permitted Transfer	13
Permitted Transferee	13
Permitted Use	ii
Premises	i

Prevailing Rental Rate	1
Primary Lease	16
Project	i
Punchlist Items	1
reasonable wear and tear	22
Reconciliation Statement	4
related complex	3
Release	27
Removal Notice	22
Rent	ii
Repair Period	17
Rooftop Equipment	28
S&P	13
SEC	26
Security Deposit	ii
Space Plans	1
Substantial Completion	2
Substantially Completed	2
Substitute Tenant	20
Taking	17
Tangible Net Worth	13
Tangible Net Worth/Credit Threshold	13
Taxes	3
Telecommunications Services	26
Tenant	i
Tenant Delay Day	2
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Test-Fit Allowance	3
Transfer	11
UCC	21
UPS System	30
Visible Premises	8
Wiring and Cabling Allowance	3
Work	2
Working Drawings	1
Working Drawings Delivery Deadline	1

LEASE

This Lease Agreement (this “Lease”) is entered into as of the Lease Date between Landlord and Tenant (as each such term is defined in the Basic Lease Information).

1.                                      Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, mechanical and elevator systems; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project or the related complex (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.

2.                                      Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.                                      Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about February 1, 2013 or, if later, 65 days following Tenant’s execution and delivery of this Lease to Landlord, regardless of the date on which Landlord countersigns this Lease (such later date being the “Estimated Delivery Date”). If Landlord does not tender possession of the Premises with the Work Substantially Completed to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Tenant shall have early access to the Premises as provided in Section 26.2. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Entry into the Premises by any Tenant Party prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent.

4.                                      Rent.

4.1                               Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association, or, at either party’s election, by electronic or wire transfer, at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes; provided, that following any monetary Event of Default by Tenant, Landlord shall be permitted to require alternative methods of payment, in Landlord’s sole discretion. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent, in the amount payable under this Lease after the end of all Basic Rent abatement periods provided in the Basic Lease Information, is due upon execution of this Lease by Tenant; thereafter, Basic Rent shall be payable on the first day of each calendar month, subject to any Basic Rent abatement provision in the Basic Lease Information. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual

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Basic Rent in effect during the partial month and the number of days in the partial month, and such Basic Rent payment is due upon execution of this Lease by Tenant; however, if the Commencement Date is not a fixed date that is ascertainable as of the Lease Date, then such Basic Rent payment for any fractional calendar month at the beginning of the Term shall be due by Tenant on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay to Landlord monthly installments of Additional Rent in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Basic Rent, Unless a shorter time period is specified in this Lease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Basic Rent and Additional Rent) shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor.

4.2                               Additional Rent.

4.2.1                     Operating Costs. Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs. Prior to each calendar year Landlord shall provide to Tenant in writing a good faith estimate of Operating Costs to be due by Tenant for the following calendar year or part thereof during the Term. Landlord estimates that Operating Costs for calendar year 2013 shall be $10.50 per rentable square foot; however, such amount is merely an estimate and shall not be binding on Landlord or Tenant. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to Tenant’s estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may re-estimate (but Landlord may not re-estimate more than twice in any calendar year), the Operating Costs to be due by Tenant and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

4.2.2                     Operating Costs Defined. The term “Operating Costs” means all costs, expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project and performing Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at or below the grade of general manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of general manager who perform a portion of their services in connection with the operation, maintenance or security of the Project including accounting personnel), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered with respect to any existing Law that have the effect of changing the legal requirements applicable to the Project from those currently in effect, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities, except Electrical Costs and the cost of any utilities directly reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4.2.2; (e) insurance expenses, including the cost of any commercially reasonable deductibles; (f) repairs, replacements, and general maintenance of the Project; (g) fair market rental and other costs with respect to the management office for the Project; and (h) service, maintenance and management contracts and fees (payable to Landlord, Landlord’s affiliate or a third-party management company; provided that any costs paid to Landlord or Landlord’s affiliate for management services shall exclude amounts paid in excess of the competitive rates for management services of comparable quality rendered by persons or entities of similar skill, competence and experience) for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, janitorial, security, landscape maintenance and elevator

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maintenance), provided that in no event shall the management fee exceed 4% of the gross revenues of the Project. Landlord shall have the right to allocate costs among different uses of space in the Project if Landlord reasonably determines the costs for operating, maintaining and repairing such different spaces differ from other spaces within the Project. To the extent any Operating Costs, Taxes or Electrical Costs are shared among the multi-building complex of which the Building is a part (the “related complex” which includes both Riata Corporate Park and Riata Crossing), such amounts shall be prorated among the Project and the other buildings of the related complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for (1) capital improvements made to the Project, other than capital improvements described in Section 4.2.2(c) and except for items which are generally considered maintenance and repair items, such as painting and wall covering of common areas, replacement of carpet or other floor coverings in elevator lobbies and common areas, and the like; (2) repair, replacements and general maintenance paid by proceeds of insurance, condemnation awards, or directly by Tenant or other third parties; (3) interest, amortization or other payments on loans to Landlord; (4) depreciation; (5) leasing commissions; (6) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes and negotiation of vendor contracts); (7) renovating or otherwise improving space for specific occupants of the Project or vacant leasable space in the Project, other than costs for repairs, maintenance and compliance with Laws provided or made available to the Project tenants generally; (8) Taxes; (9) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (10) Electrical Costs; (11) costs of advertising and public relations, or other promotional costs associated with promoting the Project, Building or the Land (but not including Tenant-appreciation or other similar events held for the benefit of Building tenants, which may be included in Operating Costs); (12) except as permitted by clause (6) above, costs incurred in connection with disputes (including a breach by Landlord under any lease at the Project or any other agreement) with actual or prospective tenants or other occupants of the Building, or with actual or prospective employees, consultants, management agents, leasing agents, purchasers, ground lessors or mortgagees of the Project or any portion thereof; (13) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling, leasing (underlying or space) or change of ownership (directly or indirectly) or other similar transactions relating to the Project or any portion thereof; (14) base rent payments made on any ground or underlying lease; (15) lease takeover or takeback costs incurred by Landlord in connection with leases in the Project; (16) costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials brought into the Project in violation of Laws as enacted and interpreted as of the Lease Date (except that there may be included in Operating Costs the costs of disposing from the Project Hazardous Materials which (i) are used in compliance with applicable Laws; (ii) are used in the ordinary day-to-day operation and maintenance of the Project, and (iii) are not attached to the Building [e.g., costs of disposing of cleaning fluids or photocopying toner would be includable]); (17) all costs and expenses incurred by Landlord in connection with the formation, and maintaining in good standing, of any corporate or other legal entity that constitutes Landlord or any affiliate of Landlord; (18) all charitable or political contributions; and (19) costs due to Landlord’s gross negligence or willful misconduct. In no event shall Operating Costs include any costs or expenses directly or indirectly related to the acquisition, design, entitlement, permitting, construction, operation, maintenance or repair of any parking lot or facility acquired in connection with the Project or related complex for the benefit of any other tenant or occupant of the Project or related complex, the use of which is not offered to Tenant.

4.2.3                     Taxes; Taxes Defined. Tenant shall also pay Tenant’s Proportionate Share of Taxes. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments [including assessments from any applicable property owner’s association] for common charges under a restrictive covenant, declaration of covenants, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents or revenues received from the Project or a franchise tax, margin tax, assessment, or charge based upon

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such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof, but only to the extent such capital tax, franchise tax, margin tax, assessment or charge is attributable to rents from the Project, and excluding (i) any federal income tax payable by Landlord, and (ii) any tax on rents received from other property owned by Landlord. Notwithstanding anything to the contrary herein, Taxes shall include the Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision to the extent attributable to rents received from the Project, and excluding (i) any federal income tax payable by Landlord, and (ii) any tax on rents received from other property owned by Landlord. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code. From time to time during any calendar year, Landlord may estimate or re-estimate the Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations.

4.2.4                     Electrical Costs. Tenant shall also pay to Landlord Tenant’s Proportionate Share of Electrical Costs. As used herein, “Electrical Costs” means the cost of all electricity used by the Project, which shall include sales, use, excise or other taxes assessed by governmental authorities on electrical services supplied to the Project, but which shall not include separately metered electricity payable directly to Landlord by Tenant or any other tenant or occupant of the Project. Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

4.2.5                     Reconciliation Statement. By April 30 of each calendar year, or as soon thereafter as practicable (but in no event later than June 30 of any calendar year, unless there is a pending tax contest or similar item beyond Landlord’s reasonable control), Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4.2.6, and of the Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Operating Costs, Taxes or Electrical Costs under this Section 4.2 for the year covered by the Reconciliation Statement exceed Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Landlord shall credit or reimburse Tenant for such excess within 30 days after Landlord furnishes the Reconciliation Statement to Tenant; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Electrical Costs under this Section 4.2 for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord. If a reimbursement from Landlord or a payment from Tenant is due with respect to Tenant’s payments of estimated Additional Rent for the year in which the Term of the Lease expires, then such obligation shall survive expiration of the Lease and such reimbursement by Landlord or payment by Tenant, as applicable, shall be due within thirty (30) days of Landlord’s delivery of the Reconciliation Statement.

4.2.6                     Gross Up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying comparable services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Project or level of service shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying comparable services to 95% of the rentable area thereof.

5.                                      Delinquent Payment; Handling Charges. All payments required of Tenant hereunder that are more than five days past due shall bear interest from the date due until paid at the lesser of eighteen percent per

RIATA CORPORATE PARK
12357 RIATA TRACEPARKWAY, BUILDING 5
AUSTIN, TEXAS 78727

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annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a late fee equal to the greater of (a) five percent of the delinquent payment, or (b) $250, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest.

6.                                      Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 60 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. Notwithstanding the preceding sentence and to the extent permitted by applicable Law, Landlord may retain that portion of the Security Deposit which Landlord reasonably estimates is necessary to pay all amounts payable by Tenant under this Lease (including all reconciliation amounts payable by Tenant for the year in which the Term expires) until such time after the expiration of the Term that Landlord is actually able to reconcile and confirm such amounts payable by Tenant under this Lease have been paid in full by Tenant (e.g., Landlord cannot reconcile and confirm Tenant has paid Tenant’s Proportionate Share of Taxes for the calendar year in which the Term expires if Landlord has not received a Tax bill from all applicable taxing authorities at the time of such expiration); provided, however, the portion of the Security Deposit retained by Landlord pursuant to the foregoing shall not exceed 50% of the total Security Deposit required by this Lease. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

7.                                      Landlord’s Obligations.

7.1                               Services. Landlord shall use all reasonable efforts to furnish to Tenant; (a) water at those points of supply provided for general use of tenants of the Building; (b) the equipment to provide heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the current HVAC system’s capacity existing as of the Lease Date); (c) janitorial service to the Premises five days per week, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (d) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (e) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. If Tenant desires janitorial service at other than normal service times, or HVAC service: (1) at any time other than between 7:00 a.m. and 7:00 p.m. on weekdays and between 8:00 a.m. and 1:00 p.m. on Saturdays (in each case other than holidays), or (2) on Sundays or holidays, then such services shall be supplied to Tenant upon the written request (or such other means as may be provided by Landlord for all Building tenants) by Tenant delivered to Landlord’s designated property manager before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord its then standard cost of such services (which shall not be included in Tenant’s Proportionate Share of Operating Costs or Electrical Costs) within 30 days after Landlord has delivered to Tenant an invoice therefor. Tenant acknowledges that the cost components for providing after-hours HVAC service to the Premises are not separately metered; accordingly, Landlord’s determination of after-hours HVAC charges is an estimate of the costs incurred by Landlord in providing such after-hours HVAC service to Tenant. The costs charged to Tenant for such after-hours service shall include Landlord’s reasonable allocation of the costs for electricity, water, sewage, water treatment, labor, metering, filtering, equipment depreciation, wear and tear and maintenance to provide such service

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and an administrative fee of 15%. Landlord’s reasonable estimate of 2012 after-hours charges for HVAC is $15.00 per hour per zone in the Building (with a two-hour minimum), plus any applicable sales or other taxes; however, Landlord and Tenant agree that such figure may be adjusted for increases in Landlord’s costs for providing such services and shall not be interpreted as the maximum amount which may be charged to Tenant during the Term. With respect to the calculation of the foregoing, Landlord covenants that, during the Term, there shall be no more than two HVAC zones in the Premises leased to Tenant as of the Lease Date.

7.2                               Excess Utility Use. Landlord shall not be required to furnish electrical power that exceeds Tenant’s floor proportionate share of the electrical capacity of the Building floor on which the Premises are located made available for general tenant usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, provided the additional use of such feeders and risers caused by Tenant’s excess electrical requirements do not adversely affect Landlord’s ability to provide reasonable electrical service to the balance of the Building (as determined by Landlord in the exercise of its reasonable discretion); and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of the prorata capacity available to Tenant as of the date of this Lease unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, adversely affect Landlord’s ability to provide reasonable service to the balance of the Building, or interfere with or disturb other tenants of the Building. If Tenant (a) uses machines or equipment in the Premises or (b) operates within the Premises at a density, either of which (1) affects the temperature otherwise maintained by the air conditioning system or (2) otherwise overloads any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor. To the extent practicable, and subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, Tenant shall have the right to elect, at Tenant’s sole cost and expense, to separately submeter electricity consumption in the entire Premises or any portion thereof. If Tenant elects, and Landlord approves, separately submetering the any portion of the Premises, Landlord and Tenant shall enter into an amendment to this Lease revising Tenant’s obligations for the payment of Electrical Costs, including separately submetered electricity usage, common area electricity usage, and any portions of the Premises not covered by the separate submeter(s).

7.3                               Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it under Section 7.1 that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using, and does not use, any portion of the Premises because of the unavailability of any such service for a period of ten consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy, be entitled to a proportionate abatement of Basic Rent and Additional Rent based upon the portion of the Premises affected, for each consecutive day (after such ten-business-day period) that Tenant is so prevented from using the Premises.

7.4                               Repair and Maintenance by Landlord. Landlord shall maintain and repair the common areas of the Project, Building’s Structure (including any structural elements within or affecting the Premises), the core portions of the Building’s Systems, the parking areas and other exterior areas of the Project, including driveways, alleys, landscape and grounds of the Project and utility lines in a good condition, consistent

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with the operation of similar class office buildings in the market in which the Project is located, including maintenance, repair and replacement of the exterior of the Project (including painting), landscaping, sprinkler systems and any items normally associated with the foregoing. All costs in performing the work described in this Section shall be included in Operating Costs except to the extent excluded by Section 4.2. In no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law solely because of Tenant’s specific use of the Premises (as opposed to alterations required by applicable Law which are generally applicable to tenants of the Building), or alterations or improvements to the Premises made by or for a Tenant Party (which alterations shall be made by Landlord at Tenant’s sole cost and expense and on the same terms and conditions as Landlord performed repairs as described in Section 8.2 below). Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially-reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action.

8.                                      Improvements; Alterations; Repairs; Maintenance.

8.1                               Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8.1. No alterations or physical additions in or to the Premises (including the installation of systems furniture or other equipment or personal property that affects or otherwise connects to the Building’s Systems) may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would (a) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (b) affect (in the sole discretion of Landlord) the (1) exterior appearance of the Project, (2) appearance of the Project’s common areas or elevator lobby areas, (3) quiet enjoyment of other tenants or occupants of the Project, or (4) provision of services to other occupants of the Project. To the extent that Landlord grants Tenant the right to use areas within the Project, whether pursuant to the terms of this Lease or through plans and specifications subsequently approved by Landlord (and without implying that Landlord shall grant any such approvals), (A) in no event may Tenant use more than its Proportionate Share of the areas within the Building or utility capacity made available by Landlord for general tenant usage for Tenant’s installations and operations in the Premises (including chilled water, electricity, telecommunications room space, electrical room space, plenum space and riser space), and (B) Tenant shall comply with the provisions of this Section with respect to all such items, including Tenant’s Off-Premises Equipment. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, but subject to Section 8.2 below with respect to the Visible Premises, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Premises which are cosmetic in nature totaling less than $15,000 in any single instance or series of related alterations performed within a six-month period (“Permitted Alterations”) (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (i) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (ii) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (iii) such alterations, additions and improvements will not affect (x) the Building’s Structure or the Building’s Systems, (y) the provision of services to other Building tenants, or (z) the appearance of the Building’s common areas or the exterior of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

8.2                               Repair and Maintenance by Tenant. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. If the Premises include, now or hereafter, one or more floors of the Building in their entirety, all corridors

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and restroom facilities located on such full floor(s) shall be considered to be a part of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises (excluding the core portion of the Building’s Systems, which shall be maintained by Landlord pursuant to Section 7.4, and the branch lines of the plumbing, electrical and HVAC systems, including all duct work, exclusively serving the Premises, which shall be maintained by Landlord at Tenant’s cost and expense) and Tenant’s Off-Premises Equipment, if any, and all areas, improvements and separate systems, e.g., supplemental HVAC systems, if any, exclusively serving the Premises. Notwithstanding any other provision in this Lease to the contrary, with respect to any portion of the Premises visible from any common area inside or outside of the Building (the “Visible Premises”). Tenant shall (a) maintain such Visible Premises and furniture, fixtures and equipment located therein in a neat and first-class condition throughout the Term and any extension thereof, (b) not use the Visible Premises for storage, (c) obtain Landlord’s prior written consent as to the interior paint color, signage, carpeting, furniture and equipment contained in the Visible Premises, (d) complete within the Visible Premises any requested cleaning within one business day after Landlord’s written request therefor, and (e) complete within the Visible Premises any requested repairs, alterations or changes within five business days after Landlord’s written request therefor. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If (1) Tenant fails to commence to make such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue the completion thereof (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or (2) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, or if such damage occurs inside the Premises but affects the Building’s Systems and/or Building’s Structure or any other area outside the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The actual, reasonable out-of-pocket cost of all maintenance, repair or replacement work performed by Landlord under this Section 8, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

8.3                               Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord and only in accordance with plans and specifications approved by Landlord in writing. If Landlord elects, in its sole discretion, to supervise any work described in this Section 8, Tenant shall pay to Landlord a construction management fee equal to 5% of the cost of such work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s Mortgagee, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems) and shall use materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and in such manner as to cause a minimum of disruption to the other occupants of the Project and interference with other construction in progress and with the transaction of business in the Project and the related complex. Landlord may designate reasonable rules, regulations and procedures for the performance of all such work in the Building (including insurance requirements for contractors) and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when such work may be performed. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Project’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce or otherwise adversely affect the warranty on the roof. Upon completion of any work described in this Section 8, except with respect to any Permitted Alterations or any repairs required to be made by Tenant under Section 8.2, Tenant shall furnish Landlord with accurate reproducible “as-built” CADD files of the improvements as constructed.

8.4                               Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not

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permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten business days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including actual, out-of-pocket expenses and applicable interest, shall be paid by Tenant to Landlord within ten business days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party, except to the extent such claim, demand, cause of action, suit, judgment, damage or expense is solely attributable to Landlord’s failure to comply with the Lease (including the provisions of this Section 8). This indemnity provision shall survive termination or expiration of this Lease.

8.5                               Janitorial Services.  Landlord, as part of Operating Costs, shall provide janitorial services in the Premises and arrange for trash removal and recycling services from the Premises. Notwithstanding the forgoing, Tenant shall have the right to provide janitorial services to the Premises at Tenant’s sole cost and expense, in lieu of using the janitorial service provided by Landlord, provided (a) Tenant gives Landlord prior written notice that Tenant intends to provide such service, which notice shall specify the name of the janitorial service provider Tenant desires to use and the date Tenant desires to commence providing such service (which notice may be given prior to the Commencement Date), (b) Tenant shall not be permitted to use more than one janitorial service provider to provide janitorial services to the Premises (so that different portions of the Premises may not be cleaned by different janitorial service providers), (c) Tenant obtains Landlord’s prior written approval (not to be unreasonably withheld or delayed) of such janitorial service provider (or any replacement for such provider), (d) Tenant’s janitorial service provider provides janitorial and recycling services for the Premises on weekdays during the Term (exclusive of holidays) in accordance with cleaning specifications that are reasonable and customary for the first class office space, (e) Tenant’s provision of janitorial services does not cause any labor disharmony or disruption (subject to the following terms of this Section), (f) Tenant’s janitorial service provider is bonded and maintains at all times insurance reasonably required by Landlord (and furnishes evidence to Landlord of such insurance upon request from Landlord, which evidence may include, without limitation, a certificate of insurance, if requested by Landlord) and (g) Landlord shall have the right to require Tenant to cause its janitorial service provider to use “green” cleaning products and equipment to clean the Premises or, if Landlord is maintaining or seeking to obtain a LEED certification for the Building, such products and equipment as are required to be used in order to obtain or maintain such certification. Once Tenant has obtained the necessary approvals from Landlord, Landlord and Tenant shall coordinate to select a date on which Tenant shall commence to provide janitorial services to the Premises and Tenant shall commence to provide such services in accordance with this Section 8.5 on the date agreed upon, using the janitorial service provider approved by Landlord (the “Approved Janitorial Contractor”) and from and after such date Landlord shall have no further obligation to provide janitorial services to the Premises, except as set forth in the next sentence. If Tenant subsequently elects not to provide janitorial services to the Premises in accordance with this Section 8.5, Landlord agrees to resume providing janitorial services to the Premises in the manner specified above, upon at least 30 days’ prior written notice from Tenant and, thereafter, Tenant shall have no further right to provide janitorial services to the Premises. Landlord will not unreasonably

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withhold its consent to Tenant’s janitorial service provider as long as such provider is a reputable, adequately bonded and insured company (in Landlord’s reasonable judgment) with experience cleaning office space in commercial buildings and will not cause labor disharmony or disruption at the Building. If the presence of Tenant’s Approved Janitorial Contractor at the Building causes labor disharmony or disruption (as determined by Landlord), Tenant shall take any actions reasonably necessary to resolve such disruption, including having any pickets removed and, at the request of Landlord, suspending any work being performed in the Premises giving rise to such dispute until such time as Landlord shall have given its written consent for the resumption of such work (which consent shall not be unreasonably withheld or delayed). If such dispute cannot be resolved within a reasonable period of time, Tenant’s right to provide such janitorial services to the Premises shall terminate, and Landlord shall provide janitorial services to the Premises in the manner specified above.

9.                                      Use.  Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 250 rentable square feet in the Premises; however, such population density may from time to time exceed such number on a temporary basis for meetings, conferences and other events of a temporary nature. Subject to the Building rules and regulations attached as Exhibit C hereto and the other provisions of this Lease, Tenant will be provided access to the Premises 24 hours per day, seven days per week. Tenant may use the Premises after normal business hours; however, such hours of operation shall not affect (i) the normal Building hours specified in Section 7.1, or (ii) Tenant’s obligation to request and pay for, among other things, after-hours HVAC service as provided in Section 7.1 and all costs and expenses incurred by Landlord as a result of Tenant operating in the Premises beyond the normal Building hours specified in Section 7.1, including any additional cost and expense to provide the services contemplated by this Lease, such as any additional janitorial and day porter service to the common areas, and such costs and services shall be paid by Tenant to Landlord within 30 days following Landlord’s delivery to Tenant of an invoice therefor, and such costs shall not be included in Operating Costs. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) except as expressly provided below, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of (1) complying with the Disabilities Acts in the common areas of the Building, as well as (2) complying with the Disabilities Acts (as such Disabilities Acts are codified and interpreted as of the date of this Lease) in the Premises to the extent such non-compliance was caused by a condition which existed due to the construction of the Premises (but only if the Working Drawings complied with the Disabilities Acts) as of the date Landlord tenders possession of the Premises to Tenant, in each case in clause (1) and (2) above other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including the design of any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). If, however, any non-compliance with the Disabilities Acts in the Premises is due to a defect in the Architect’s Working Drawings (as each is defined in Exhibit D hereto), Tenant’s sole remedy shall be an action against the Architect, and Landlord shall have no liability therefor (however Landlord, at no cost to Landlord, shall reasonably cooperate with Tenant in any actions against the Architect). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents, or for the storage of any Hazardous Materials (other than de minimis quantities found in typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws and in a reasonable and prudent manner). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. Tenant may use any existing wiring or cabling in the Premises in its current “AS-IS” condition (and Landlord covenants that such existing wiring shall remain in the Premises during the Term to the extent permitted by Laws); however, any additional wiring or cabling installed by Tenant or modifications made to the existing wiring or cabling shall be at Tenant’s sole cost and expense. During the Term, Tenant shall leave any pre-existing but unused wiring and cabling undamaged and in a neat and organized fashion, labeled, and comparable to its current condition. If, because of a Tenant Party’s acts or omissions or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts or omissions shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.

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10.                               Assignment and Subletting.

10.1                        Transfers.  Except as provided in Section 10.8, Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect control of Tenant, (d) sublet any portion of the Premises, (e) grant any license, concession, or other right of occupancy of any portion of the Premises, (f) permit the use of the Premises by any parties other than Tenant, or (g) sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets (any of the events listed in Section 10.1(a) through 10.1(g) being a “Transfer”).

10.2                        Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment of Tenant’s entire interest in this Lease or subletting of the Premises, so long as the proposed transferee (a) is creditworthy, (b) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or the related complex, (c) will not use the Premises, Building or Project in a manner that would materially increase Operating Costs or the pedestrian or vehicular traffic to the Premises, Building or Project, (d) is not a governmental or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, (e) is not another occupant of the Project or the related complex or an Affiliate of such occupant, (f) is not currently and has not in the past been involved in litigation with Landlord or any of its Affiliates, (g) meets Landlord’s reasonable standards for tenants of the Project and is otherwise compatible with the character of the occupancy of the Project and the related complex, and (h) is not a person or entity with whom Landlord is then, or has been within the nine-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project or the related complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. For the purposes of clause (h) above, “negotiating to lease space” shall mean any of the following: Landlord has received a request for proposal from a prospective tenant or its broker, Landlord has submitted a written lease proposal, or Landlord has initiated space planning for a prospective tenant. Any Transfer made while an Event of Default exists hereunder, irrespective whether Landlord’s consent is required hereunder with respect to the Transfer, shall be voidable by Landlord in Landlord’s sole discretion. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. Landlord may condition its consent to a Transfer on an increase in the Security Deposit or receipt of a guaranty from a suitable party. Landlord shall not be required to act reasonably in considering any request to pledge or encumber this Lease or any interest therein.

10.3                        Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for consent to a Transfer (which shall not exceed $1,500, provided Landlord’s standard consent form is used without material modification or negotiation).

10.4                        Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No

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Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers and no subtenant of any portion of the Premises shall be permitted to further sublease any portion of its subleased space. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Landlord shall not be responsible for the costs of any demising walls or other improvements necessitated by a proposed subletting or assignment.

10.5                        Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (c) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (e) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10.5. The provisions of this Section 10.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

10.6                        Cancellation.  In the event of a proposed assignment of the Lease or a sublease of more than 35% of the Premises leased to Tenant as of the Lease Date, Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to such assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. For purposes of clarification and the avoidance of doubt, Landlord’s rights under this Section 10.6 shall not apply with respect to any Permitted Transfer (defined below).

10.7                        Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, 50% of the excess (or while an Event of Default exists, 100% of the excess) of (a) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (b) the Rent allocable to the portion of the Premises covered thereby.

10.8                        Permitted Transfers.  Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises or an ownership interest in Tenant so as to result in a change in the direct or indirect control of Tenant (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

10.8.1              an Affiliate of Tenant;

10.8.2              any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or

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assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer;

10.8.3              any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (a) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (b) the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer; or

10.8.4              any corporation, limited partnership, limited liability partnership, limited liability company or other business entity or individuals acquiring, directly or indirectly, and whether through an initial public offering of stock or otherwise, a controlling interest in Tenant or any indirect owner of Tenant, so long as Tenant continues to satisfy the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Project or the related complex, Landlord or other tenants of the Project or the related complex. No later than ten business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers, and any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. As used herein, the term “Tangible Net Worth/Credit Threshold” shall mean (A) the proposed Permitted Transferee has a Tangible Net Worth equal to or greater than $50,000,000 as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord, and (B) if the proposed Permitted Transferee has been assigned a Corporate Debt Rating, then such proposed Permitted Transferee’s Corporate Debt Rating satisfies the Corporate Debt Rating Requirement. As used herein, “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. “Corporate Debt Rating” shall mean either a general corporate debt rating or an unsecured corporate debt rating by either Standard & Poor’s Corporation (“S&P”) or Moody’s Investor Service (“Moody’s”), and “Corporate Debt Rating Requirement” shall mean a Corporate Debt Rating of BBB or better (as determined by S&P) and Baa2 or better (as determined by Moody’s).

11.                               Insurance; Waivers; Subrogation; Indemnity.

11.1                        Tenant’s Insurance.  Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (1) commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence in primary coverage, with an additional $5,000,000 in umbrella coverage or, following the expiration of the initial Term, such greater amounts as landlords of similar class buildings in the Northwest Austin, Texas submarket are then generally requiring (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., use of hazardous materials or the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such

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amounts as Landlord may reasonably require), insuring Tenant (and naming as additional insureds Landlord and, provided in each case that Landlord has delivered to Tenant written notice of the names and addresses thereof, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee), against liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (2) cause of loss-special risk form (formerly “all-risk”) insurance (including, but not limited to, sprinkler leakage, ordinance and law, sewer back-up, windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (3) cause of loss-special risk form (formerly “all-risk”) insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (4) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (5) commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee, in each case to the extent Landlord has provided written notice of such names and addressses), (6) worker’s compensation insurance and employer’s liability insurance with statutory limits, and (7) business interruption insurance in an amount equal to or greater than 12 months of Tenant’s actual, sustained probable loss. Tenant’s insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, proof that Tenant’s laboratory use is covered by its commercial general liability policy or that Tenant has obtained separate environmental coverage (provided that Tenant shall not be required to obtain or carry separate pollution liability coverage), and such other evidence reasonably satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten days of the effective date of coverage), and at least 15 days prior to each renewal of said insurance, and Tenant shall endeavor to obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies (and if Tenant is not successful, Tenant shall notify Landlord in writing of such cancellation or material change by the deadlines set forth above). All such insurance policies shall be issued by companies with an A.M. Best rating of A+:VIII or better. However, no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

11.2                        Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $5,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease); provided that such limitation shall not apply if the act for which there is an indemnity obligation falls under the policy exclusions.

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11.3                        No Subrogation; Waiver of Property Claims.  Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured (or required by this Lease to be insured) against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project or the related complex, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project or the related complex.

11.4                        Indemnity.  Subject to Section 11.3, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (a) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (b) occurring in the Premises, or (c) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (b) and (c) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11.3, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence (1) in or on the Building’s or Project’s common areas to the extent caused by the negligence of Landlord or its agents, or (2) anywhere at the Project (including the Premises) to the extent caused by the gross negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.                               Subordination; Attornment: Notice to Landlord’s Mortgagee.

12.1                        Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers ail or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

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12.2                        Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

12.3                        Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant by written notice delivered in accordance with Section 25.6 below, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

12.4                        Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (3) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. Upon the occurrence of a default by Landlord on its obligations to Landlord’s Mortgagee (a “Mortgage Default”) and while such Mortgage Default is continuing, Landlord’s Mortgagee is authorized to direct Tenant to make all payments of Rent directly to Landlord’s Mortgagee at such address and in such manner as Landlord’s Mortgagee shall designate, and Tenant is hereby authorized to pay all Rent due during the continuance of any such Mortgage Default directly to Landlord’s Mortgagee without any obligation to inquire into or determine (A) the reasons for paying or delivering such amounts to Landlord’s Mortgagee, (B) the application of such amounts, (C) the status of Landlord’s relations with Landlord’s Mortgagee or its agent, (D) whether a Mortgage Default has occurred, or (E) whether the demand is in compliance with the provisions of any loan. If any conflict exists or arise between the terms of this Section 12.4 and the terms of the mortgagee protection provisions contained in any executed subordination, non-disturbance and attornment agreement, the terms of the mortgagee protection provisions in the executed subordination, non-disturbance and attornment agreement shall prevail.

12.5                        Subordination. Non-Disturbance and Attornment Agreement.  Landlord shall use reasonable efforts to obtain, within 30 days following Tenant’s execution of this Lease, a subordination, non-disturbance and attornment agreement from the current Landlord’s Mortgagee in the form of Exhibit I hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any third-party costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor. Landlord represents and warrants to Tenant that, provided Tenant executes the form of subordination, non-disturbance and attornment agreement attached as Exhibit I hereto without any changes other than completing any blanks, there shall be no charge associated with the initial agreement.

13.                               Rules and Regulations.  Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are generally applicable to all

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tenants of the Project whose leases require such compliance and Tenant is notified of such changes, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner among all tenants whose leases require such compliance. Tenant shall be responsible for the compliance or noncompliance with such rules and regulations by each Tenant Party.

14.                               Condemnation.

14.1                        Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

14.2                        Partial Taking - Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a proportional basis as to that portion of the Premises rendered untenantable by the Taking.

14.3                        Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent and Additional Rent shall abate as provided in the last sentence of Section 14.2.

14.4                        Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

15.                               Fire or Other Casualty.

15.1                        Repair Estimate.  If the Premises or the Project are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

15.2                        Tenant’s Rights.  If the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 15.4 below cannot be repaired within 210 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.3                        Landlord’s Rights.  If a Casualty occurs and (a) Landlord estimates that the damage cannot be repaired within the Repair Period, (b) the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (c) regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the damage would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.4                        Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately

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before such Casualty; however, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Project, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

15.5                        Abatement of Rent.  If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a proportional basis from the date of damage until the earlier of (a) completion of Landlord’s repairs, (b) the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or (c) the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement.

16.                               Personal Property Taxes.  Tenant shall be liable for, and shall pay prior to delinquency, all taxes levied or assessed against personal property, furniture, fixtures, betterments, improvements, and alterations placed by any Tenant Party in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture, fixtures, betterments, improvements, and alterations and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.                               Events of Default.  Each of the following occurrences shall be an “Event of Default” (i.e., a default beyond the applicable notice and cure periods as provided in this Section 17):

17.1                        Payment Default.  Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;

17.2                        Abandonment.  Tenant (a) abandons or vacates the Premises or any substantial portion thereof or (b) fails to continuously operate its business in the Premises;

17.3                        Estoppel; Subordination; Financial Reports.  Tenant fails to provide any estoppel certificate, documentation regarding the subordination of this Lease or financial reports after Landlord’s written request therefor pursuant to Section 25.5, Section 12.1, and Section 25.19 respectively, and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

17.4                        Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11.1;

17.5                        Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of a Tenant Party, within the time and in the manner required by Section 8.4;

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17.6                        Other Defaults. Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease other than provided in this Section 17 and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

17.7                        Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.7, any guarantor of Tenant’s obligations hereunder) (a) in any bankruptcy or other insolvency proceeding; (b) seeking any relief under any state or federal debtor relief law; (c) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (d) for the reorganization or modification of Tenant’s capital structure; or (e) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.                               Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

18.1                        Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 19.1, and (c) an amount equal to (but in no event less than zero) (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates” minus one percent, minus (2) the then present fair rental value of the Premises, as determined by Landlord in Landlord’s reasonable discretion, for such period, similarly discounted;

18.2                        Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all Rent and other amounts accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 19.1, and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, and to retake possession of the Premises (and Landlord shall have no duty to make such election), Landlord shall use reasonable efforts to relet the Premises as further described in Section 19.4 below. Provided Landlord substantially complies with Section 19.4, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.2. If Landlord elects to proceed under this Section 18.2, it may at any time elect to terminate this Lease under Section 18.1;

18.3                        Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

18.4                        Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

18.5                        Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

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19.                               Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage.

19.1                        Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (a) obtaining possession of the Premises, (b) removing, storing and/or disposing of Tenant’s or any other occupant’s property, (c) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (e) performing Tenant’s obligations under this Lease which Tenant failed to perform, (f) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default, and (g) securing this Lease, including all commissions, allowances, reasonable attorneys’ fees, and if this Lease or any amendment hereto contains any abated Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto, the full amount of all Rent so abated (and such abated amounts shall be payable immediately by Tenant to Landlord, without any obligation by Landlord to provide written notice thereof to Tenant, and Tenant’s right to any abated rent accruing following such Event of Default shall immediately terminate). To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

19.2                        No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

19.3                        Cumulative Remedies. Any and all remedies set forth in this Lease: (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

19.4                        Mitigation of Damage. The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord uses reasonable efforts to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 60 days following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; (b) Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Project or the related complex is or soon will be available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord’s then-current leasing policies; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant: (1) whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Project or the related complex; (2) whose use would adversely affect the reputation of the Project or the related complex; (3) whose use would require any addition to or modification of the Premises or Project or the related complex in order to comply with applicable Law, including building codes; (4) who does not satisfy the Tangible Net Worth/Credit Threshold or who does not have, in Landlord’s sole opinion, the creditworthiness to be an acceptable tenant; (5) that is a governmental entity, or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity; or (6) that does not meet Landlord’s reasonable standards for tenants of the Project or the related complex or is otherwise incompatible with the character of the

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occupancy of the Project, as reasonably determined by Landlord; and (e) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (1) Tenant pays any such amount to Landlord prior to Landlord’s execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant.

20.                               Landlord’s Lien. In addition to any statutory landlord’s lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s furniture, fixtures, inventory and equipment situated in or upon the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. For the purposes of this Section 20, there shall be a rebuttable presumption that all property located in the Premises is owned by Tenant. For the avoidance of doubt, the Collateral shall not include any contract rights, accounts receivable or other similar intangible property of Tenant located at the Premises or the Project or associated with Tenant’s use of the Premises. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Upon Tenant’s written request, Landlord shall subordinate the security interest in the Collateral granted to Landlord under this Section 20, to Tenant’s primary line of credit provider so long as such credit provider is an institutional lender unaffiliated with Tenant, and Landlord and Tenant shall, at Tenant’s expense, execute Landlord’s standard form of subordination documentation to evidence such subordination; provided, however, such subordination shall not apply to any Collateral paid for in whole or in part by Landlord.

21.                               Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or Tenant’s right to possess the Premises, Tenant shall (a) deliver to Landlord the Premises broom-clean with all improvements located therein in good repair and condition (except for condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control, and reasonable wear and tear, defined below), free of any liens or encumbrances and free of Hazardous Materials placed on the Premises during the Term; (b) deliver to Landlord all keys to the Premises and all access cards to the Project; (c) remove all unattached trade fixtures, furniture (including demountable walls), and personal property placed in the Premises or elsewhere in the Project by a Tenant Party and unattached equipment located in the Premises (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal); (d) remove any and all cabling (including conduit) installed in the Premises or elsewhere in the Project by or on behalf of a Tenant Party, including all connections for such cabling, at Tenant’s sole cost (Landlord will have the right, however, upon notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all such cabling [including conduit], whether located in the Premises or elsewhere in the Project, and if Landlord so elects, Tenant covenants that such cabling (and all pre-existing cabling in the Premises installed by previous tenants and used by Tenant) shall be left in a neat and safe condition in accordance with the requirements of all applicable Laws, including the National Electric Code or any successor statute, and shall be terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box); and (e) remove such alterations, additions, improvements, and Tenant’s Off-Premises Equipment as Landlord may require and restore the areas surrounding such Tenant’s Off-Premises Equipment to their conditions existing immediately prior to the installation of such Tenant’s Off-Premises Equipment; however, Tenant shall not be required to remove the existing safety shower or any addition or improvement to the Premises or the Project (including wiring and cabling) if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Upon Tenant’s written request made no earlier than six months prior to the expiration of the Term, Landlord shall notify Tenant whether Landlord shall require Tenant to remove all wiring, cabling and conduit installed in or about the Premises or the Project by any Tenant Party during the Term, The term “reasonable wear and tear” as used herein shall mean such reasonable, normal and customary wear and tear

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associated with reasonable, normal and customary use of the item in question that (A) is solely cosmetic in nature and (B) does not impair the function of the item in question for its intended use. Tenant shall repair all damage caused by the removal of the items described above. If Tenant fails to remove any property, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (2) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. Notwithstanding the requirements of clause (e) above to the contrary, Tenant shall not be required to remove any alterations, installations or improvements constructed inside the Premises as part of the initial Work (defined in Exhibit D hereto) which do not exceed or differ in any material respect from customary, standard type of installations or improvements for general, executive and administrative offices or diagnostic testing laboratories in comparable buildings in the submarket in which the Building is located; however, Tenant may be required by Landlord to remove any non-standard alterations, additions or improvements, including server rooms, data centers, computer rooms, specialty ceilings, or any items that would have above-average demolition costs (“Non-Standard Alterations”). In connection with Landlord’s review and approval of any of Tenant’s proposed alterations, additions or improvements to the Premises, Landlord may notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Term; however, if Tenant submits plans and specifications to Landlord for proposed alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Term, Landlord may not request such removal at the expiration of the Term. A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the alterations, additions or improvements in question at the end of the Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Term. Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any alterations, additions or improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall remove all such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request in writing. For the avoidance of doubt, Tenant shall not be required to remove any laboratory fixtures or equipment existing in the Premises as of the Lease Date or contemplated by the approved Space Plans, defined in Exhibit D hereto, or the Working Drawings, to the extent such Working Drawings provide for the construction only of the tenant improvements depicted on the Space Plans. Notwithstanding anything in this Lease to the contrary, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, any wiring and cabling installed in the Premises or elsewhere in the Project by or on behalf of any Tenant Party, any alterations or relocations of base-Building’s Systems made after completion of the initial Work, any improvements or signage incorporating Tenant’s name or logo, internal stairwells, vaults, raised flooring, any alteration, improvement or equipment installed by or on behalf of any Tenant Party not complying with Laws, and, unless Landlord has expressly stated otherwise in writing, all of Tenant’s Off-Premises Equipment, including any supplemental HVAC equipment, rooftop equipment, etc. (all such items in this sentence being “Mandatory Removal Items”). The provisions of this Section 21 shall survive the end of the Term.

22.                               Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’

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fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.

23.                               Certain Rights Reserved by Landlord. Landlord shall have the following rights:

23.1                        Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

23.2                        Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

23.3                        Prospective Purchasers and Lenders. Upon at least 24 hours’ advance prior notice (which notice may be verbal) to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

23.4                        Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) upon at least 24 hours’ advance prior notice (which notice may be verbal) to Tenant, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

In exercising the foregoing rights in this Section 23, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s occupancy, access and use of the Premises.

24.                               Substitution Space. [Intentionally deleted].

25.                               Miscellaneous.

25.1                        Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

25.2                        Landlord’s Liability. The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, net proceeds derived from the sale thereof, and, to the extent actually received by Landlord (thus excluding amounts paid to Landlord’s Mortgagees), and following the issuance of a final, non-appealable judgment in favor of Tenant, any undistributed insurance proceeds and condemnation awards that were not applied to the restoration of the Project or any related complex, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code. The provisions of this Section shall survive any expiration or termination of this Lease.

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25.3                        Force Majeure. Other than for Tenant’s or Landlord’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

25.4                        Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than HPI Real Estate, Inc. and Jones Lang LaSalle Brokerage, Inc, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

25.5                        Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (a) this Lease is in full force and effect; (b) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (c) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (d) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (e) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

25.6                        Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (b) hand-delivered to the intended addressee, (c) sent by a nationally recognized overnight courier service, or (d) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery (which, in the case of delivery by facsimile transmission, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile so long as the confirmatory letter referenced above is sent) to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

25.7                        Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

25.8                        Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant, No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25.6 or electronic signatures as specifically set forth in Section 25.9; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25.6 and other electronic signatures as specifically set forth in Section 25.9. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of

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Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

25.9                        Counterparts. This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.

25.10                 Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease and all matters of record as of the date of this Lease which are applicable to the Premises.

25.11                 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

25.12                 No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

25.13                 Entire Agreement; No Reliance. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Further, Tenant disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in this Lease.

25.14                 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

25.15                 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Texas and venue for all purposes shall be Travis County, Texas.

25.16                 Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable. Landlord acknowledges and agrees that Tenant shall be entitled to file a copy of this Lease with the Securities and Exchange Commission (“SEC”), to the extent such filing is required by the SEC, and such filing shall not violate this provision.

25.17                 Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

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25.18                 Joint and Several Liability. If Tenant consists of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

25.19                 Financial Reports. If Tenant is an entity that is domiciled in the United States of America, and whose securities are funded through a public securities exchange subject to regulation by the United States of America publicly traded over exchanges based in the United States and whose financial statements are readily available at no cost to Landlord, the terms of this Section 25.19 shall not apply. Otherwise, within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (b) in litigation between Landlord and Tenant, and/or (c) if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 25.19 more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

25.20                 Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of Landlord hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable engineers’ or architects’ fees and reasonable attorneys’ fees (including amounts allocated by Landlord to Landlord’s in-house counsel as well as fees and expenses charged by outside counsel engaged by Landlord), within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

25.21                 Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location unless Landlord has previously reviewed and approved all plans, specifications and contracts pertaining to telecommunication service entry points, and any documents to which Landlord is a party or which may encumber the Project, which consent will not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project, and shall be required, at Landlord’s election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

25.22                 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners, or if required by Law or court order, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease

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were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

25.23                 Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Delaware Secretary of State is 4198998. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

25.24                 Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. No Tenant Party shall use, generate, store or Release (defined below), or permit the use, generation, storage or Release of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws and in a reasonable and prudent manner. As used herein, “Release” means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. If any Tenant Party breaches its obligations under this Section 25.24, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from such Tenant Party’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from any Tenant Party’s failure to comply with the provisions of this Section 25.24. This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental Laws and shall survive termination or expiration of this Lease.

25.25                 List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	-	Outline of Premises
Exhibit B	-	Description of the Land
Exhibit C	-	Building Rules and Regulations
Exhibit D	-	Tenant Finish-Work: Landlord Builds to Plans
Exhibit E	-	Form of Confirmation of Commencement Date Letter
Exhibit F	-	Form of Tenant Estoppel Certificate
Exhibit G	-	Parking
Exhibit H	-	Renewal Option
Exhibit I	-	Form of Subordination, Non-Disturbance and Attornment Agreement

25.26                 Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

25.27                 Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor, to the extent of Tenant’s actual knowledge without duty of inquiry, any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or

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other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. For purposes hereof, “actual knowledge” shall mean the actual present conscious awareness of Mark Spring, Chief Financial Officer, as of the date of this Lease, but without any personal liability on the part of Mark Spring.

25.28                 Waiver of Consumer Rights. Tenant hereby waives all its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et seq. of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant’s own selection, Tenant voluntarily adopts this waiver.

26.                               Other Provisions.

26.1                        Signage.  Landlord shall install, as part of the Work and at Landlord’s expense, Building-standard signage outside of the Premises and include Tenant’s information in any Building directory located in the lobby of the Building.

26.2                        Early Entry by Tenant.  Tenant may enter the Premises up to 15 days before the Premises are Substantially Completed with Landlord’s prior consent (which shall not be unreasonably withheld) solely to install Tenant’s telecommunications wiring and cabling and furniture, fixtures and equipment, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with the Work, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 11 of this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters the Premises prior to Substantial Completion of the Premises. Tenant shall conduct its activities therein so as not to interfere with the Work, and shall do so at its risk and expense. If, in Landlord’s reasonable judgment, Tenant’s activities therein interfere with the Work, Landlord may terminate Tenant’s right to enter the Premises before Substantial Completion of the Premises.

26.3                                Rooftop Equipment.

26.3.1              Right to Install Rooftop Equipment.  Provided Tenant complies with the terms of this Section 26.3, during the initial Term Tenant may, at its risk and expense, install, operate and maintain a satellite dish/microwave antenna and related equipment and wiring and/or one supplemental HVAC system reasonably necessary for Tenant’s business operations (collectively, the “Rooftop Equipment”) on the roof of the Building at a location approved by Landlord.

26.3.2              Delivery of Plans. Specifications and Permits.  Before installing the Rooftop Equipment, Tenant shall submit to Landlord for its approval (which approval shall be given or withheld by Landlord using the same standards described in Section 8.1) (a) construction ready plans and specifications prepared by a registered professional engineer in the State of Texas reasonably approved by Landlord which (1) specify in detail the design, location, size, model, weight, method of installation, method of screening and frequency of the Rooftop Equipment and (2) are sufficiently detailed to allow for the installation of the Rooftop Equipment in a good and workmanlike manner and in accordance with all Laws and (b) all necessary consents, approvals, permits or registrations, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, required for the installation, maintenance, use or operation of the Rooftop Equipment. Notwithstanding anything to the contrary contained herein, Landlord may withhold its consent to the installation of the Rooftop Equipment if such installation would require any penetration of the Building’s roof. Landlord may, as a condition to approving installation of the Rooftop Equipment, require that Tenant screen the Rooftop Equipment with a parapet wall or other screening device acceptable to Landlord. If the Rooftop Equipment uses any electricity, Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring, and thereafter Tenant shall pay to Landlord the monthly electrical submeter charges throughout the Term. Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with sound architectural guidelines and/or engineering practices or will comply with all applicable Laws; such compliance shall be the sole

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responsibility of Tenant. Tenant shall maintain all permits necessary for the maintenance and operation of the Rooftop Equipment while it is on the Building, and all such permits shall be in Tenant’s name.

26.3.3              Tenant’s Installation of Rooftop Equipment. If Landlord approves such plans, Tenant shall install (in a good and workmanlike manner) the Rooftop Equipment in accordance with the approved plans and specifications therefor and all Laws (including all applicable permits and consents issued with respect to the Rooftop Equipment) in a manner so as not to damage the Building or interfere with the use of any portion of the Project while such installation is taking place.

26.3.4              Tenant’s Operation and Maintenance of Rooftop Equipment. Tenant shall operate and maintain the Rooftop Equipment and the screening therefor in good repair and condition, in accordance with all Laws, all manufacturer’s suggested maintenance programs, the approved plans and specifications therefor and in such a manner so as not to unreasonably interfere with any other equipment or systems (including other supplemental HVAC system, satellite, antennae, or other transmission facility) in the Project, all at Tenant’s sole cost and expense. All work relating to the Rooftop Equipment shall, at Tenant’s expense, be coordinated with Landlord’s roofing contractor so as not to affect any warranty for the Building’s roof. Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord, Landlord’s Mortgagee and the Building manager, as additional insureds. Tenant’s access to the Building’s roof shall be coordinated with Landlord’s property manager.

26.3.5              Relocation of Rooftop Equipment. Tenant may not relocate any of the Rooftop Equipment without the prior written consent of Landlord. Tenant agrees that, upon at least 30 days’ prior written notice to Tenant from Landlord that Landlord requires Tenant to relocate any Rooftop Equipment in order to accommodate roof repair or replacement (which notice may be given at any time and from time to time during the Term), Tenant shall relocate such Rooftop Equipment (as requested by Landlord) from the then existing location to any substitute location reasonably designated by Landlord on the Building. Tenant shall complete such relocation prior to the expiration of such 30-day period and upon the expiration of such 30-day period Tenant shall have no further right to use or occupy the prior location until the completion of such roof repair or replacement, at which time Landlord may notify Tenant to relocate back to the original location and Tenant will perform such relocation as soon as reasonably practicable after such notice. Tenant shall repair all damage to the Building caused by the installation, maintenance or removal of the Rooftop Equipment at any such prior rooftop locations. If Landlord exercises its right to cause Tenant to relocate all or a portion of the Rooftop Equipment pursuant this Section 26.3.5, Landlord shall use its commercially reasonable efforts to minimize any disruption to Tenant’s operations as a result thereof, and Landlord and Tenant shall equally share the costs of relocating the Rooftop Equipment and restoring the roof as required hereunder.

26.3.6              Rooftop Equipment Removal Obligations; Landlord’s Rights. Prior to the expiration of the Term or Tenant’s vacating the Premises for more than 30 days, or within five business days following the termination of Tenant’s right to possess the Premises or the early termination of this Lease following an Event of Default, Tenant shall, at its risk and expense, remove the Rooftop Equipment. If Tenant fails to do so, Landlord may remove the Rooftop Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord’s request therefor. Alternatively, at Landlord’s election, Tenant shall deliver to Landlord the Rooftop Equipment in good repair and condition, normal wear and tear excepted (damages from Casualty and condemnation excepted), and deliver to Landlord a bill of sale for the Rooftop Equipment and all operating manuals, keys and similar items with respect to the Rooftop Equipment, and thereafter the Rooftop Equipment shall be Landlord’s property. Tenant shall repair any damage to the Building caused by or relating to the Rooftop Equipment, including that which is caused by its installation, maintenance, use, or removal, and Tenant shall restore the area of the roof on which Tenant’s Rooftop Equipment was located to its condition as of the Lease Date. If Tenant fails to do so within 30 days after Landlord’s written request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith, plus an administrative fee of 15% of such costs, within 30 days after Landlord’s written request therefor.

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26.3.7              Disclaimer. For all purposes under this Lease, the Rooftop Equipment shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE ROOFTOP EQUIPMENT, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS).

26.3.8              Personal Right. Tenant may only use the Rooftop Equipment in connection with Tenant’s business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise, except in connection with Permitted Transfers and any other Transfers approved by Landlord.

26.4                        Generator and UPS System. Landlord acknowledges that Tenant is purchasing from the prior tenant of the Premises a generator located adjacent to the Building (the “Generator”) and an uninterruptible power source system in the Premises (“UPS System”, and collectively with the Generator, “Auxiliary Power Equipment”). Tenant shall use, maintain, and operate the Auxiliary Power Equipment in a good, clean, and safe condition and in accordance with all Laws and all manufacturer’s suggested maintenance programs, all at Tenant’s sole cost and expense. If the Auxiliary Power Equipment uses any electricity, Tenant shall pay to Landlord the monthly electrical submeter charges throughout the Term (and if the Generator or the UPS System is not currently separately submetered, Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring therefor). Tenant shall repair all damage caused by the installation, use, maintenance or operation of the Auxiliary Power Equipment. If Tenant fails to do so within 30 days after Landlord’s request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith, plus an administrative fee of 15% of such costs, within 30 days after Landlord’s written request therefor. Notwithstanding anything in this Lease to the contrary, prior to the expiration of the Lease, or within five days after (a) the termination of Tenant’s right to possess the Premises, or (b) the termination of this Lease, Tenant shall, at its risk and expense, remove the Auxiliary Power Equipment. If Tenant fails to do so, Landlord may remove the Auxiliary Power Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord’s request therefor. Alternatively, at Landlord’s election, Tenant shall deliver to Landlord the Auxiliary Power Equipment in good repair and condition, normal wear and tear excepted (damages from Casualty and condemnation excepted), and deliver to Landlord a bill of sale for the Auxiliary Power Equipment and all operating manuals, maintenance records, keys, any applicable warranties and similar items with respect to the Auxiliary Power Equipment, and thereafter the Auxiliary Power Equipment shall be Landlord’s property; provided, however, that Landlord’s rights under this sentence shall apply only with respect to the Auxiliary Power Equipment existing as of the Lease Date and not with respect to any new or replacement auxiliary power equipment installed by Tenant (in accordance with Section 8.1) during the Term, unless otherwise agreed in writing at the time Landlord approves the installation of such additional or replacement equipment. For all purposes under this Lease, the Auxiliary Power Equipment shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE AUXILIARY POWER EQUEPMENT, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY LANDLORD’S NEGLIGENCE (BUT NOT TO THE EXTENT CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). Except with Landlord’s prior written consent (which consent shall be in Landlord’s sole discretion),Tenant shall not have the right to sublease, license, sublicense or grant any other rights to use the Auxiliary Power Equipment to any third party, except to assignees or sublessees of Tenant’s entire interest in this Lease. Notwithstanding anything in

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this Section 26.4 to the contrary, Tenant may, with Landlord’s prior written consent, sell the Auxiliary Power Equipment to a succeeding tenant of the Premises; however, it shall be reasonable for Landlord to withhold consent to such a sale for any portion of the Auxiliary Power Equipment that is outdated, not in good working order, or not in compliance with all Laws.

26.5                        Existing Security System. Landlord acknowledges that Tenant is purchasing from the existing tenant in the Premises the existing electronic security access and control system (“Existing Security System”) within the Premises installed by the existing tenant. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that the Existing Security System shall comply with all Laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, the Existing Security System or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 11.4 hereof. Sections 8 and 21 of this Lease shall govern the maintenance and Landlord’s removal rights with respect to the Existing Security System.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed as of the Lease Date (as defined in the Basic Lease Information).

LANDLORD:	RIATA HOLDINGS, L.P., a Delaware limited partnership
	By:	Riata Holdings General Partner, LLC, a Delaware limited liability company doing business in Texas as Riata Austin Holdings General Partner, LLC, its general partner

	By:	/s/ John S. Grassi
John S. Grassi, President

TENANT:	VERACYTE, INC., a Delaware corporation

	By:	/s/ Mark E. Spring
	Name:	Mark E. Spring
	Title:	CFO

A-32

EXHIBIT A

OUTLINE OF PREMISES

[Floor Plan - Rialta - Building 5 - Floor 1]

RIATA CORPORATE PARK

12357 A RIATA TRACE PARKWAY, BUILDING 5

AUSTIN, TEXAS 78727

A-1

EXHIBIT B

DESCRIPTION OF THE LAND

Lots 4, 5, 6, 7 and 9, Amended Plat, Riata Section Two, Block B, recorded in Book 98, Page 19, of the Plat Records of Travis County, Texas.

C-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, any parking garage or other parking lot or facility associated therewith, and the appurtenances thereto:

1.                                      Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.

2.                                      Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.                                      No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.                                      Landlord shall provide all door locks at the entry of each tenant’s leased premises, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys and/or access cards to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Replacement keys and/or access cards shall be provided on a reasonable basis and at Tenant’s cost.

5.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.                                      Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.                                      Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8.                                      Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

9.                                      To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

10.                               Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

D-1

11.                               No machinery or appliances of any kind (other than normal office equipment and normal break room appliances) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

12.                               Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13.                               No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

14.                               Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

15.                               All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

16.                               No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

17.                               Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

18.                               Tenant shall not permit any Tenant Party to smoke in the Premises or anywhere else on the Project, except in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

19.                               Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.

20.                               Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.

21.                               Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

22.                               Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall turn off all lights before leaving the Project at the end of the day.

23.                               Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

24.                               Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.

25.                               Tenant shall ensure that all portions of the leased premises visible from any interior Building common areas are lighted at all times during normal business hours regardless whether the leased premises are occupied.

D-2

EXHIBIT D

TENANT FINISH-WORK: LANDLORD BUILDS TO PLANS

1.             Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2.             Space Plans. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by The Lauck Group (“Architect”), dated September 13, 2012, and a pricing schedule prepared by 6th Street Construction, LLC and dated October 4, 2012, which plans and schedule are attached as Schedule 1 hereto (the “Space Plans”).

3.             Working Drawings.

3.1          Preparation and Delivery. On or before the 15th business day following the date on which this Lease is fully executed by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical, electrical, life safety, plumbing and any other systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws and suitable for permitting and construction. The working drawings shall be prepared based upon the Space Plans, subject to (i) modifications necessary to obtain a building permit and other permits required by the City of Austin, and (ii) reasonable adjustments made by the Architect for purposes of safety, efficiency, cost, or other design considerations which could not be reasonably incorporated into the Space Plans given the level of detail involved. If Tenant fails to timely deliver such preliminary working drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

3.2          Landlord’s Approval. Landlord shall notify Tenant whether it approves of the submitted working drawings within six business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within six business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. Landlord and Tenant agree to use all commercially reasonable efforts to respond with comments or revised drawings as soon as practicable, but in no event later than the deadlines set forth herein. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Landlord, and such delay was not solely caused by Landlord (e.g., by Landlord’s failure to specify in reasonable detail the reasons for any disapproval of Tenant’s proposed working drawings), then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

3.3          Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Project’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, conditioned or delayed, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Project, (B) the appearance of the Project’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Project, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, (i) Landlord shall use commercially reasonable efforts to expedite acquisition of all necessary permits and approvals for the completion of the Work, and (ii) Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings, using contractors and subcontractors selected by Landlord.

4.             Change Orders. Tenant may initiate changes in the Work. Any change to the Working Drawings must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), (2) the exterior appearance of the Project, or (3) the appearance of the Project’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Landlord may initiate minor changes required due to construction exigencies, e.g., relocating a wall stud, window or door frame, or an electrical switch or outlet, with Tenant’s prior consent (which request and consent may be verbal). If Tenant fails to respond within eight hours to any request for consent to a minor construction change order, Tenant shall be deemed to have approved the change.

5.             Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) solely due to a change order submitted by Tenant to the Space Plans or Working Drawings and approved pursuant to Section (4) above, (c) because Tenant fails to (i) attend (whether by teleconference or videoconference or, at Tenant’s election, in person) any meeting of which Tenant has at least 24 hours prior notice (which notice shall be sent by electronic mail or U.S. Mail to Tenant’s construction representative or his designee, provided that Landlord has received the notice and electronic mail address of such designee), whether such meeting is with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, after Tenant has been notified in writing by Landlord that such materials or installations are not readily available, or (e) because a Tenant Party otherwise unreasonably delays completion of the Work. As used herein, “Landlord Delay Day” means any delay in the completion of the Work which is directly attributable to the affirmative acts or willful failure to act by Landlord or Landlord’s employees, agents or contractors, e.g., Landlord unreasonably fails to respond to any Tenant request for a change to the Space Plans or Working Drawings within the time-frames set forth in this Exhibit, fails to attend any meeting of which Landlord has at least eight hours’ prior notice, or otherwise unreasonably delays completion of the Work, Provided that Landlord timely files applications for all required permits and approvals, the failure to timely receive such permits and approvals, whether due to Tenant’s failure to provide satisfactory Working Drawings or the failure of the granting authority to respond to such applications in a timely manner, shall not be a Landlord Delay Day. As used herein, “Substantial Completion.” “Substantially Completed” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

6.             Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 15 business days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

7.             Costs. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans (including the pricing schedule) initially submitted to and approved by Landlord and attached as Schedule 1 hereto, and as further depicted on the Working Drawings initially approved by Landlord. Tenant shall bear the entire additional actual, out-of-pocket costs incurred by Landlord in performing the Work solely because of any event specified in the definition of Tenant Delay Day. Tenant shall pay Landlord an amount equal to 90% of the estimated additional costs of any change to the Space Plans or the Working Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in the definition of Tenant Delay Day upon Substantial Completion of the Work. In consideration for Landlord’s management and supervision for services performed in connection with the Work because of any event specified in the definition of Tenant Delay Day, Tenant shall pay to Landlord a construction management fee equal to five percent of the additional costs specified in this Section 7.

8.             Wiring and Cabling Allowance. Landlord shall provide Tenant an allowance of up to $3.00 per rentable square foot in the Premises for the purchase and installation of Tenant’s telecommunications wiring and cabling in the Premises (the “Wiring and Cabling Allowance”). Within 30 days following the date on which Tenant presents Landlord with an invoice and evidence of Tenant’s payment thereof, Landlord shall reimburse Tenant’s actual, out-of-pocket expenses incurred in connection with the purchase and installation of Tenant’s wiring and cabling, up to a maximum amount of the Wiring and Cabling Allowance.

9.             Test-Fit Allowance. Landlord shall provide Tenant a test-fit allowance of up to $0.10 per rentable square foot in the Premises, or $1,036.40 (the “Test-Fit Allowance”) for the preparation of the Space Plans. Within 30 business days following the date on which Tenant presents Landlord with an invoice from the Architect and evidence of Tenant’s payment thereof, Landlord shall reimburse Tenant’s actual, out-of-pocket expenses incurred in connection with the Architect with respect to the Space Plans, up to a maximum amount of the Test-Fit Allowance.

10.          Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other and Tenant reserves the right to designate a temporary alternate representative for purposes of attending meetings requested by Landlord or the contractor:

Landlord’s Representative:	Curt Whitlatch
c/o HPI Construction Management
3600 N. Capital of Texas Highway
Building B, Suite 250
Austin, TX 78746
Telephone: 512.719.3050
Email: whitlatch@hpitx.com

Tenant’s Representative:	Mark Spring
c/o Veracyte, Inc.
7000 Shoreline Ct., Suite 250
South San Francisco, CA 94080
Telephone: 650.243.6341
Facsimile: 650.243.6301
Email: mark@Veracyte.com

11.          Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8.1 and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

SCHEDULE 1

APPROVED SPACE PLANS

[1st Floor Approved Floor Plan]

KEYED NOTES

veracyte.

- FIRST FLOOR PLAN
TEST FIT
09.13.2012

laudgroup

RIATA CORPORATE PARK

12357 A RIATA TRACE PARKWAY, BUILDING 5

AUSTIN, TEXAS 78727

[6th Street Construction Logo]				Date of Bid:	Thursday, October 04, 2012
				Total Base Bid:	$62,049.48
706B West Ben White Blvd
Suite 195
Austin, TX 78704

	Project:	Veracyte Test Fit
	Address:	12331 Riata Trace Parkway
		1st Floor
		Austin, Texas 78727
	Estimator:	Freda Puckett
	Architect:	Lauckgroup		Date of Plans	9.13.12
	Designer:	N/A		Date of Plans	N/A
	Engineer:	N/A		Date of Plans	N/A
41	Drywall/Acoustical/Demo				$4,075.98
		demo		$469.97 Demo as required
		drywall		$3,093.48 New under grid walls per plan
		acoustical		$512.53 Patch as required

12	Doors, Frames, Hardware				$6,782.00
	(6) new door units to include locksets, (l) relocat door unit
14	Plumbing				$8,175.00

Break concrete and install a floor drain for shower drain, concrete ptur back to a rough condition, furnish and install (1) emergmcy shower per specs, mixing valve for shower (required but not in specs), add new sink to match existing

15	Mechanical				$3,100.00
	Pre-con service check on exisitng controls and equipment, filter media on bldg return air, add supply and returns for new offices, in house balance

16	Electrical				$3,800.00

Demo, install switches in (6) new offices, relocate/reswitch lights as neded, add exit light in office 109, add outlets on each side of new walls, exisitng power pole and feed to remain as in Wet Lab, no new power included in Wet Lab

24	Tape, Float, paint				$2,400.00
	Patch and prep existing walls affected, tape and float new walls, paint new walls and walls affected by construction ONLY
23	Flooring				$12,320.00

Furnish/install 80 yds of carpet at $24 sy allownace installed, furnish/install sheet viryl with welded seams (no flash cove), furnish/install rubber base, epoxy floor at emergency shower ONLY with 6” base (approx 3x3 area)

35	Fire Sprinklers				$1,650.00
	Per Code
20	Millwork				$950.00
	Lower cabinet for the (2) new sinks by Shower, repair millwork for shower install, See Alt for Island Millwork
45	Fire Alarm Systems				$2,543.00
	Per Code
25	Final Clean				$500.00
	Includes area of construction ONLY
22	Miscellaneous				$525.00
		Fire Cabinets and extinguishers $ 300.00
		Port-o-can $ 225.00
					$7,255.00
		General Conditions	$1,350.00
		Project Management	$3,780.00
		Supervision	$600.00
		General Cleaning	$510.00
		Trash Dumpster	$150.00
		Building Protection	$865.00
		Permits		Sub-Total	$54,075.98

	Overhead & Profit %	6.00%
99	Overhead & Profit Total	$3,244.56
	Total Excluding Tax	$57,320.54
100	Remodel Tax %	8.25%
	Remodel Tax Total	$4,728.94
	Total Base Bid	$62,049.48
	Alt to Base Bid:
1	Branch duct Into existing fume hood exhaust duct for possible 2nd fume hood, Hood provided by others	$4,647.17
2	Add for Paint throughout with (2) coats	$7,343.68
3	Add for Carpet throughout @ $24 Syinstalled and std RB throughout	$20,998.34
4	Add to duplicate free standing Millwork In middle of room with drawers on both sides	$26,241.03

	Qualifications to Base Bid:
	Excludes data and cabling.
	Work is figured during regular business hours except loud disruptive work.
	Excludes all work associated with security. (card readers, electric locks, electric hinges, wiring, etc.)
	Includes permit costs, Asbestos to be supplied by Owner.

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

April 17, 2013

Veracyte, Inc.

12357 A Riata Trace Parkway, Building 5, Suite 100

Austin, TX 78727

Re:                             Lease Agreement (the “Lease”) dated November 28, 2012, between RIATA HOLDINGS, L.P., a Delaware limited partnership doing business in Texas as Riata Austin Holdings, L.P. (“Landlord”), and VERACYTE, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.                                      Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.                                      Commencement Date. The Commencement Date of the Lease is February 1, 2013.

3.                                      Expiration Date. The Term is scheduled to expire on July 31, 2013, which is the last day of the 66th full calendar month following the Commencement Date.

4.                                      Contact Person. Tenant’s contact person in the Premises is:

Veracyte, Inc.

12357 A Riata Trace Parkway, Building 5, Suite 100

Austin, TX 78727

Attention:  Edith Thomas

Telephone: 512.814.2500

Facsimile:  512.814.2501

5.                                      Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.                                      Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

F-1

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

STREAM REALTY PARTNERS-AUSTIN, L.P., on behalf of Landlord

		By:	/s/ Buddy Reed
		Name:	Buddy Reed
		Title:	GM

Agreed and accepted:

VERACYTE, INC., a Delaware corporation

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	CFO

F-2

EXHIBIT A

Veracyte Commissioning Issues Summary	Priority
1- for completion of commissioning
2 - can follow commissioning

Architectural (to add to the Lauck Group Punchlist)

Date Noted		Description	Resp	Status	Priority
	1	Lock on the lab door 106	6th Street	Completed	1
	2	Clean paint specs on outlet boxes on counter in Lab 106	6th Street	Completed	2

Utilities

Date Noted		Description	Resp	Status	Priority
4/15/2013	1	Resolve safety shower model number	BAY MEP	Completed	1
4/15/2013	2	BAY MEP to review water/drain set up	BAY MEP	Completed	1
4/15/2013	3	Resolve access panel for the TMV	BAY MEP	Completed	1
4/15/2013	4	Resolve trap primer location/access panel	BAY MEP	Completed	1
4/15/2013	5	Label hot & cold water lines into the TMV	6th Street	Completed	1
4/15/2013	6	Tagging per General Provisions Note 14 of P0.00	BAY MEP	Completed	1
4/15/2013	7	Escutcheons on water pipes entering the lab through the ceiling per Plumbing General Note 15	6th Street	Completed	1
4/15/2013	8	As-built drawings (Plumbing & Fire Sprinklers in PDF and AutoCAD)	6th Street	Completed	2
4/15/2013	9	O&M Manuals per General Provisions Note 9 and 10 of P0.00	6th Street	Completed	2
4/15/2013	10	Warranty letters	6th Street	Completed	2
4/15/2013	11	Letter per General Provisions Note 6 of P0.00	6th Street	Completed	2
4/15/2013	12	Verification of disinfection per Plumbing General Note 5	6th Street	Completed	2

Electrical

Date Noted		Description	Resp	Status	Priority
4/15/2013	1	Correct power supplied to the lab - match drawing	6th Street	Completed	1
4/15/2013	2	Install missing outlets as noted on E3.01 drawings, Phase 1 and Phase 2, dated 4/15/13	6th Street	Completed	1
4/15/2013	3	Disconnect switch to the fume hood exhaust fan - this fan and the MAU to run 24 x 7	6th Street	Completed	1
4/15/2013	4	Several 2-pole breakers in the panels need to be switched out to single pole per the panel schedule	BAYMEP	Completed	1
4/15/2013	5	Correct and update panel schedules (Per Identification Labeling General Note 1 and comments on the panel schedules)	6th Street	Completed	1
4/15/2013	6	All outlets on DPUPS to be red with standard cover plate (note 4, E3/01). All outlets from DPL to be grey with standard cover plate	6th Street	Completed	1
4/15/2013	7	Spare circuits to be in the off position	6th Street	Completed	1
4/15/2013	8	Lab Panel 1LAB2 (missing name plate)	6th Street	Completed	1
4/15/2013	9	Label all outlets and light switches	6th Street	Completed	1

4/15/2013	10	Note location of the roof receptacle on the drawings (how will the use of this receptacle be managed since it comes from a Veracyte panel?)	Veracyte	Pending	1
4/15/2013	11	Provide summary of sub metering infrastructure (E3.01)	6th Street	Completed	2
4/15/2013	12	Credit for call box not installed at the front lobby door	6th Street	Completed	2
4/15/2013	13	As-built drawings (PDF and AutoCAD)	6th Street	Completed	2
4/15/2013	14	O&M Manuals per General Provisions Note 10 of E0.00	6th Street	Completed	2
4/15/2013	15	Warranty letters	6th Street	Completed	2
4/15/2013	16	Letter per General Provisions Note 7 of E0.00	6th Street	Completed	2
4/15/2013	17	Close Out requirement per E0.00	6th Street	Completed	2
4/127/13	18	DPUPS Panel is NOT bonded	Veracyte	Completed	1

Mechanical

Date Noted		Description	Resp	Status	Priority
4/16/2013	1	FCU 1-3 smoke detector indication not working	6th Street	Completed	1
4/16/2013	2	Add fitting to second location near fume hood, re-verify it is balanced to 100 CFM	6th Street	Completed	1
4/16/2013	3	Relocate office system thermostat located in Lab 106 (into the correct zone)	6th Street	Completed	2
4/16/2013	4	There is a fan supplying air into Storage 121, please include this in the as-builts and incorporate into the air balance report. (on circuit 1LAB1-17)	6th Street	Completed	1
4/16/2013	5	Fume hood alarm is not working, please investigate, this was existing but needs to be repaired.	6th Street	Completed	1
4/16/2013	6	Verify new filters were installed in the base HVAC system per note A in Project Close Out	6th Street	Completed	1
4/16/2013	7	Written operating narrative per Note D in Project Close Out	6th Street	Completed	2
4/16/2013	8	Confirm smoke detectors installed for FCU 1-1 and FCU 1-2, and FCU 1-3 - provide copies of Fire Alarm Plans.	6th Street	Completed	2
4/16/2013	9	As-built drawings (PDF and AutoCAD)	6th Street	Completed	2
4/16/2013	10	O&M Manuals	6th Street	Completed	2
4/16/2013	11	Warranty letters	6th Street	Completed	2
4/16/2013	12	Close Out requirement	6th Street	Completed	2

Air Balance Report Questions

Date Noted		Description	Resp	Status	Priority
4/16/2013	1	Please update to include the fan to storage room 121	6th Street	Completed	1
4/16/2013	2	The flow hood does not have any calibration information noted - please describe how this instrument’s accuracy is verified (3/16)	6th Street	Completed	1
4/16/2013	3	Please clarify which instrument was used to measure the pressure differential and forward a copy of the cal cert (3/16)	6th Street	Completed	1
4/16/2013	4	Resolve note on the top of Page 4 with BAYMEP (regarding Note 11 on M2.01 - Ph2) (4/16)	6th Street	Completed	1
4/16/2013	5	Please verify that 100 cfm is balanced to the second vent point near the hood (it is currently capped)	6th Street	Completed	1
4/16/2013	6	Please add the information on the filters for all of the units (FCU1-1, 1-2, 1-3, MAU and existing HVAC into the air balance report)	6th Street	Completed	1
4/16/2013	7	FCU1-1 - page 7, Terminal numbers 5 and 6 need to be rebalanced to the correct amount (they were swapped)	6th Street	Completed	1
4/16/2013	8	MAU has blown fuses (4/16/13 Team Service checkout) - was this working during the air balancing?	Veracyte	Completed	1
4/16/2013	9	The fume hood information is indicating 168 FPM across the face OSHA (Federal Occupational Safety and Health Administration) Appendix A 4. (g) Quality. recommends, “...airflow into and within the hood should not be excessively turbulent...; hood face velocity should be adequate (typically 60-100 Ifm)...” Is this hood exhausting too much air? http://ateam.lbl.gov/hightech/fumehood/students/su00/Fox/ FHSafety.htm	6th Street	Completed	1
4/16/2013	10	No information on the supply into Lab 110 was included in the air balance report	6th Street	Completed	1
4/17/2013	11	Lab 110 missed two supply locations	6th Street	Completed	1
4/17/2013	12	What note 5 is Adrian referring to? There are several “note 5s” on the mechanical plans	6th Street	Completed	1
4/17/2013	13	In generally, could you ask them to measure all of the supply grills - looks like they missed others. I circled most of the missing locations in the two	BAYMEP	Completed	1
4/17/2013	14	It would also be preferable to have all air balance information in a single	6th Street	Completed	1

Punchlist

Date Noted		Description	Resp	Status	Priority
4/18/2013	1	Room Lab 108: Caulk joint at wall/millwork near safety shower; install backer rod for clean joint if necessary. Rework trap primer as directed by Bay Engineers Safety shower substitution is accepted per Bay Engineers Receptacles missing at tombstone on millwork countertop (labeled 1-LAB2-4) wall-mounted thermostatic mixing valve is acceptable per Bay Engineers	6th Street	Completed	1
4/18/2013	2	Lab Support 106: Complete installation of keyed lockset hardware Missing data coverplate at wall	6th Street	Completed	1
4/18/2013	3	Lab 110: Missing data coverplates at wall Reception desk: SS at south end missing; knee-space panels missing, light ardex coverage at corner bead of front facade.	Arch	N/A	1

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                             , a                             , as Landlord, and the undersigned as Tenant, for the Premises on the                floor(s) of the building located at                              ,                             and commonly known as                             , and hereby certifies as follows:

1.                                      The Lease consists of the original Lease Agreement dated as of                              , 20      , between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.                                      The Term commenced on                                     , 20      , and the Term expires, excluding any renewal options, on                                     , 20      , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.                                      Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.                                      All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                    . The current monthly installment of Basic Rent is $                  .

6.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.                                      As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.                                      No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

G-1

9.                                      If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.                               There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.                               Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12.                               All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                                    , 20   .

TENANT:	, a

By:
Name:
Title:

G-2

EXHIBIT G

PARKING

Tenant shall be entitled to the use of 41 unreserved parking spaces in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. There shall be no additional charge for Tenant’s use of the unreserved parking spaces during the initial Term and any renewal thereof.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES

H-1

EXHIBIT H

RENEWAL OPTION

Tenant may renew this Lease for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 15 months nor later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in comparable buildings in the Northwest Austin, Texas submarket (including the Building) of equivalent quality, size, utility and location, with the length of the extended Term, the lack of any parking charges and the credit standing of Tenant to be taken into account on a fair market basis. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within 30 days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions provided in this Lease, except as follows:

(a)                                 Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b)                                 Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c)                                  Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an uncured Monetary Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the renewal commencement date of the applicable extended Term, (b) this Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in this Lease or sublets more than 20% of the Premises, (d) Tenant fails to lease from Landlord at least 10,364 rentable square feet of space and to occupy at least 80% of such space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease, or (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof. If Landlord determines that clause (e) above is applicable, Landlord may, as a condition to Tenant’s right to exercise its renewal option under this Exhibit, require Tenant to provide Landlord with additional security (in the form of a security deposit or, at Landlord’s election, a letter of credit), in an amount reasonably determined by Landlord to secure repayment of Landlord’s out-of-pocket costs incurred as a result of a renewal of the Term. As used above, a “Monetary Event of Default” means any Event of Default under Section 17.1 of this Lease entitled “Payment Default” or Section 17.7 of this Lease entitled “Insolvency”.

I-1

LOAN NO. 1000531

EXHIBIT I

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Commercial Real Estate – Portfolio Services Group

420 Montgomery Street, 6th Floor

San Francisco, California 94104

Attention: Michael H. Panah

Loan No. 1000531

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Deed of Trust)

NOTICE:                          THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of          , 2012, by and between RIATA HOLDINGS, L.P., a Delaware limited partnership, doing business in the State of Texas as Riata Austin Holdings, L.P. (“Owner” or “Lessor”), VERACYTE, INC., a Delaware corporation (“Lessee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”) for the lenders from time to time party to the Loan Agreement, as defined below (“Lenders”).

RECITALS

A.            Pursuant to the terms and provisions of a Lease Agreement dated as of November 28, 2012 (“Lease”), Lessee holds a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.             Pursuant to the Loan Agreement dated as of August 19, 2008, as amended (“Loan Agreement”), Owner has executed in favor of Administrative Agent, for the benefit of Lenders, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing, as amended (as amended, “Deed of Trust”) securing, among other things, promissory notes (collectively, “Amended Notes”) in the aggregate principal sum of One Hundred Thirty-Eight Million Three Hundred Seventy Thousand Dollars ($138,370,000), in favor of Lenders, which Amended Notes are payable with interest and upon the terms and conditions described therein and evidence a loan in such aggregate principal sum (“Loan”). The Deed of Trust was recorded on August 22, 2008, as Document No. 2008-142377, Travis County, Texas Official Records.

C.            As a condition to making the Loan secured by the Deed of Trust, Administrative Agent and Lenders require that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to the Lease and that Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust.

D.              Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Administrative Agent and Lenders.

NOW THEREFORE, for valuable consideration, Owner and Lessee hereby agree for the benefit of Administrative Agent and Lenders as follows:

1.                                      SUBORDINATION. Owner and Lessee hereby agree that:

1.1                               Prior Lien. The Deed of Trust securing the Amended Notes in favor of Administrative Agent, for the benefit of Lenders, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2                               Subordination. Lenders would not have made the Loan without this agreement to subordinate; and

1.3                               Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Administrative Agent and Lenders that:

1.4                               Use of Proceeds. Lenders, in making disbursements pursuant to the Amended Notes, the Deed of Trust or the Loan Agreement with respect to the Property, is under no obligation or duty to, nor have Administrative Agent or Lenders represented that they will, see to the application of such proceeds by the person or persons to whom Lenders disburse such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5                               Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lenders and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.                                  ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Administrative Agent, for the benefit of Lenders.

3.                                      ESTOPPEL. Lessee acknowledges and represents that:

3.1                               Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2                               No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3                               Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4                               No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state “None”):                                      .

3.5                               No Broker Liens. Neither Lessee nor Owner has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”):                                      .

4.                              ADDITIONAL, AGREEMENTS. Lessee covenants and agrees that, during all such times as Administrative Agent, for the benefit of Lenders, is the Beneficiary under the Deed of Trust:

4.1                                Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent;

4.2                               Notice of Default. Lessee will notify Administrative Agent in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Administrative Agent and Lenders have the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lenders, if Administrative Agent or any Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Administrative Agent or Lenders within such fifteen (15) day period, the commencement of action by Administrative Agent or any Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Administrative Agent or such Lender pursues such cure with diligence;

4.3                               No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4                               Assignment of Rents. Upon receipt by Lessee of written notice from Administrative Agent that Lenders have elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Administrative Agent, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5.                                      ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Administrative Agent and Lenders (including for this purpose any transferee of Administrative Agent or Lenders or any transferee of Lessor’s title in and to the Property by Lenders’ exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1                               Payment of Rent. Lessee shall pay to Administrative Agent, for the benefit of Lenders, all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2                               Continuation of Performance. Lessee shall be bound to Administrative Agent and Lenders in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Administrative Agent, for the benefit of Lenders, as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Administrative Agent or any Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3                               No Offset. Neither Administrative Agent nor any Lender shall be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Administrative Agent or Lenders; and

5.4                               Subsequent Transfer. If Administrative Agent or Lenders, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Administrative Agent or Lenders, all of such obligations shall terminate as to Administrative Agent and Lenders.

6.                                      NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease, Administrative Agent and Lenders agree for themselves and their successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Administrative Agent and Lenders shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee, Administrative Agent and Lenders agree that the following provisions of the Lease (if any) shall not be binding on Administrative Agent or Lenders: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.

7.                                      MISCELLANEOUS.

7.1                                Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2                                Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Owner, Lessee or Administrative Agent appearing below:

“OWNER”

Riata Holdings, L.P.

c/o Spear Street Capital, LLC

One Market Plaza

Spear Tower, Suite 4125

San Francisco, California 94105

Attention: John Grassi

and to:

Riata Holdings, L.P.

c/o Spear Street Capital, LLC

1114 Avenue of the Americas, 31st Floor

New York, New York 10036

Attention: Asset Manager

“ADMINISTRATIVE AGENT”

Wells Fargo Bank, National Association,

as Administrative Agent

Institutional & Metro Markets Group

600 California Street, 19th Floor

San Francisco, California 94108

Attention: Richard W. Daniel

Loan No. 1000531

“LESSEE”

Prior to Commencement Date (as defined in the Lease):

Veracyte, Inc.

7000 Shoreline Court, Suite 250

South San Francisco, California 94080

Attention: Chief Financial Officer

Following Commencement Date:

Veracyte, Inc.

12357 A Riata Trace Parkway, Building 5, Suite 100

Austin, Texas 78727

Attention:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4                               Remedies Cumulative. All rights of Administrative Agent and Lenders herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and/or Lenders and Lessor or others; and

7.5                               Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

8.                                      INCORPORATION. Exhibit A is attached hereto and incorporated herein by this reference.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:                  THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

RIATA HOLDINGS, L.P.,
a Delaware limited partnership,
doing business in the State of Texas
as Riata Austin Holdings, L.P.

By:	Riata Holdings General Partner, LLC,
a Delaware limited liability company,
doing business in the State of Texas
as Riata Austin Holdings General Partner, LLC,
General Partner

By:
Name:
Title:

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:	Richard W. Daniel
Title:	Vice President

“LESSEE”

VERACYTE, INC.,
a Delaware corporation

By:
Name:
Title:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A

LOAN NO. 1000531

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of         , 2012, executed by RIATA HOLDINGS, L.P., a Delaware limited partnership, doing business in the State of Texas as Riata Austin Holdings, L.P., as “Owner”, VERACYTE, INC., a Delaware corporation, as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”.

All that certain real property located in the City of Austin, County of Travis, State of Texas, described as follows:

STATE OF CALIFORNIA

COUNTY OF                            ss.

On                                                             before me, (insert name and title of the officer), personally appeared                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires	.

STATE OF CALIFORNIA

COUNTY OF                            ss.

On                                                             before me, (insert name and title of the officer), personally appeared                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires	.

STATE OF

COUNTY OF                            ss.

[On                                                             before me, (insert name and title of the officer), personally appeared                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.]

WITNESS my hand and official seal

Signature

My commission expires	.